UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2007

Exact name of registrant as specified in its charter; Commission File No.:	Address of principal executive offices; zip code; registrant’s telephone number, including area code:	State or other jurisdiction of incorporation or organization; IRS Employer Identification No.:
Duquesne Light Holdings, Inc. 1-10290	411 Seventh Avenue Pittsburgh, PA 15219 412-393-6000	Pennsylvania 25-1598483

Duquesne Light Company 1-956	411 Seventh Avenue Pittsburgh, PA 15219 412-393-6000	Pennsylvania 25-0451600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 26, 2007, Duquesne Light Holdings, Inc.’s (“Holdings”) wholly owned subsidiary, Duquesne Light Company (“DLC”), entered into, and filed with the Pennsylvania Public Utility Commission (“PaPUC”), General Stipulations among all parties resolving issues in connection with its provider of last resort plan that will supply a secure source of electricity for residential and small commercial customers from 2008 through 2010 (“POLR IV”).

The stipulations (i) permit DLC to contract with Duquesne Power, LLC, another wholly owned subsidiary of Holdings, to supply the electric energy needed for POLR IV, (ii) provide for fixed-price generation service for residential customers through 2010, and (iii) provide for fixed-price generation service for small commercial and industrial customers over the same period that will be adjusted annually, in 2009 and 2010, to reflect changes, up or down, in market prices.

The stipulations have been submitted to the administrative law judge presiding over POLR IV. Final effectiveness is subject to (i) the administrative law judge’s review and recommendation and (ii) PaPUC review and approval. DLC cannot predict the ultimate timing or outcome of these proceedings.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Duquesne Light Holdings, Inc.
(Registrant)

Date May 2, 2007	/s/ Mark E. Kaplan
(Signature)
Mark E. Kaplan
Senior Vice President and Chief Financial Officer

Duquesne Light Company
(Registrant)

Date May 2, 2007	/s/ Mark E. Kaplan
(Signature)
Mark E. Kaplan
Senior Vice President and Chief Financial Officer

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